UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2013

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of MedAssets, Inc, (the “Company”) was held on June 13, 2013. The following matters were voted upon at the Annual Meeting and the stockholder votes on each such matter are briefly described below:

(a) The Company’s Board of Directors (the “Board”) nominees for election as Class III directors to serve a term of three years received the following votes:

Nominee	Votes For	Withheld Votes	Broker Non-Votes
John A. Bardis	47,125,970	4,364,222	4,463,957

Harris Hyman IV	50,089,784	1,400,408	4,463,957

Terrence J. Mulligan	26,338,736	25,151,456	4,463,957

Each of the Class III directors named above was re-elected with a term of office to continue until the Company’s 2016 Annual Meeting of Stockholders. The following Class I directors’ term of office will continue until the Company’s 2014 Annual Meeting of Stockholders: Messrs. Rand A. Ballard, Vernon R. Loucks, Jr. and John C. Rutherford. The following Class II directors’ term of office will continue until the Company’s 2015 Annual Meeting of Stockholders: Ms. Carol J. Zierhoffer and Messrs. C.A. Lance Piccolo, Samuel K. Skinner and Bruce F. Wesson.

(b) Stockholders ratified the appointment by the Board of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
55,929,147	7,651	17,351	0

(c) Stockholders approved the compensation of our named executive officers, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
49,222,766	2,130,969	136,457	4,463,957

(d) Stockholders approved the amendment to our Long Term Performance Incentive Plan to increase the number of shares reserved for issuance thereunder and re-approved the performance goals specified therein, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
47,869,871	3,583,889	36,432	4,463,957

(e) Stockholders approved our 2013 Annual Incentive Compensation Plan, as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
36,257,785	15,198,291	34,116	4,463,957

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

June 14, 2013	By:	/s/ Charles O. Garner
	Name:	Charles O. Garner
	Title:	Executive Vice President and Chief Financial Officer